UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2026 (July 31, 2026)

CELANESE CORPORATION

 (Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CE	New York Stock Exchange
2.125% Senior Notes due 2027	CE /27	New York Stock Exchange
0.625% Senior Notes due 2028	CE /28	New York Stock Exchange
5.337% Senior Notes due 2029	CE /29A	New York Stock Exchange
5.000% Senior Notes due 2031	CE /31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On July 31, 2026, Celanese US Holdings LLC (“Celanese US”), a wholly-owned subsidiary of Celanese Corporation (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”), which amends the Credit Agreement, dated as of August 11, 2025, by and among the Company, Celanese US, as borrower, certain subsidiaries of Celanese US from time to time party thereto as borrowers, each lender from time to time party thereto and Bank of America, N.A., as Administrative Agent (as amended, restated, supplemented or otherwise modified prior to July 31, 2026, the “Revolving Credit Agreement").

The Amendment (i) increases the consolidated net leverage ratio financial covenant level applicable under the Revolving Credit Agreement from the fiscal quarter ending March 31, 2027 through the maturity date to initially 5.50:1.00 and provides for modified step-down levels for such covenant thereafter, (ii) increases the size of the combined negative covenant baskets available under the Revolving Credit Agreement for incurring debt of foreign subsidiaries in connection with acquisitions by such foreign subsidiaries and for incurring debt of Chinese subsidiaries for corporate purposes from $900 million to $1,050 million, and (iii) makes certain other modifications.

The foregoing description does not constitute a complete summary of the terms of the Amendment and is qualified in its entirety by reference to the copy of the Amendment filed as Exhibit 10.1 to this Current Report, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibits are being filed herewith:

Exhibit Number
Description

10.1	First Amendment to Credit Agreement, dated as of July 31, 2026, by and among Celanese Corporation, Celanese US Holdings LLC, the subsidiary guarantors party thereto, each lender party thereto, Bank of America, N.A., as Administrative Agent, amending that certain Credit Agreement dated as of August 11, 2025.*

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document contained in Exhibit 101)

*	The Company has omitted certain schedules and similar attachments to such agreements pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

By:	/s/ ASHLEY B. DUFFIE
Name:	Ashley B. Duffie
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date:	August 4, 2026

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